Exhibit 99.2

FOR IMMEDIATE RELEASE

For SL Green:

Andrew Mathias

President & Chief Investment Officer

-or-

Heidi Gillette

Director, Investor Relations

SL Green Realty Corp.

(212) 594.2700

For Moinian Group:

Eric Gerard

-or-

Roxanne Donovan

Great Ink Communications

212-741-2977

SL Green Realty Corp. and The Moinian Group Announce Plans to Recapitalize Three Columbus Circle

New York, NY — October 25, 2010— SL Green Realty Corp. (NYSE:  SLG), New York City’s largest owner of commercial office properties, owning more than 20 million square feet of office space in Manhattan, and The Moinian Group, headed by developer Joseph Moinian, today announced they have reached an agreement to recapitalize Three Columbus Circle — a midtown Manhattan office tower currently in the final stages of a major redevelopment.  The recapitalization includes a standby mortgage commitment and a potential future investment by SL Green that will make funds available for the completion of the redevelopment and lease-up of the property.

The Moinian Group will direct the completion of the $175 million transformation of Three Columbus Circle.  The property is a 26-story 768,565-square-foot property located at 1775 Broadway that occupies the entire block between Broadway and Eighth Avenue and between 57th and 58th streets.  It overlooks Columbus Circle and the southwest entrance to Central Park.  The complete modernization, which is near completion, will reposition Three Columbus Circle as a Class A property expected to attract office and retail tenants seeking high-quality space in a prestigious location.

Joseph Moinian, Chairman and Chief Executive Officer of The Moinian Group, stated, “We’ve had a longstanding, successful relationship with SL Green and we are happy to be joining forces with them once again — they are the ideal partner with a strong leasing track record in Manhattan who shares our long-term vision for Three Columbus Circle.”

Marc Holliday, Chief Executive Officer of SL Green, stated, “We have worked with Joe Moinian on several highly successful transactions and look forward to teaming up with him to complete the Three Columbus Circle redevelopment project, delivering it to the market and leasing it up.”

FTI Schonbraun McCann acted as advisors for this transaction.

About SL Green Realty Corp.

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires, owns, repositions and manages Manhattan office properties. The Company is the only publicly held REIT that specializes in this niche. As of September 30, 2010, the Company owned interests in 30 New York City office properties totaling approximately 22,324,460 square feet, making it New York’s largest office landlord. In addition, at September 30, 2010, SL Green held investment interests in, among other things, eight retail properties encompassing approximately 366,312 square feet, three development properties encompassing approximately 399,800 square feet and two land interests, along with ownership interests in 31 suburban assets totaling 6,804,700 square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey.

Forward-looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Queens, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us.  These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metro real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York Metro area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212-216-1601.

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